Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Jennifer McGuffin

VP, Director of Corporate Communications

+1.630.245.1780

media@calamos.com

Calamos Asset Management, Inc. Reports

Second Quarter 2015 Results and Declares Dividend

NAPERVILLE, Ill., July 28, 2015 – Calamos Asset Management, Inc. (NASDAQ: CLMS), representing the public shares outstanding, owns 22.2% of the operating company, Calamos Investments LLC, with the remaining 77.8% privately owned by Calamos Family Partners, Inc. Calamos Asset Management, Inc. (CAM) and Calamos Investments LLC together operate a diversified global investment firm offering equity, fixed income, convertible and alternative strategies, and today reported consolidated results for second quarter 2015 and comparative periods.

Highlights

Non-GAAP diluted earnings per share was $0.21 for the second quarter compared with $0.17 in the previous quarter and $0.22 in the second quarter of 2014.1 Non-GAAP net income attributable to Calamos Asset Management, Inc. was $3.9 million for the quarter compared with $3.1 million last quarter and $4.2 million in the second quarter of 2014.

GAAP diluted earnings per share was $0.11 for the second quarter of 2015 compared with $0.01 in the previous quarter and $0.17 in the second quarter of 2014. The increase in GAAP diluted earnings per share compared with the previous quarter was primarily the result of closed-end fund launch expenses of $11.5 million, or $0.08 per share, recorded in the previous quarter. Net income attributable to CAM was $2.0 million for the quarter compared with $101,000 last quarter and $3.2 million in the second quarter of 2014.

Assets Under Management2 were $24.4 billion at June 30, 2015 compared with $24.5 billion at the end of last quarter and $25.8 billion at June 30, 2014. Net outflows were $122 million for the quarter compared with net inflows of $556 million in the previous quarter and net outflows of $1.1 billion in the second quarter of 2014.

[1]	See Table A and Table A – Notes for a more detailed description of non-GAAP financial measures, how they may be useful to management and investors in evaluating the company, how they may differ from non-GAAP financial measures disclosed by other companies, and a reconciliation of such adjusted measures to the most related GAAP financial measures.
[2]	Assets Under Management do not include $680 million, $706 million, and $781 million as of June 30, 2015, March 31, 2015, and June 30, 2014, respectively, of assets under advisement for which the company provides model portfolio design and oversight.

Total revenues for the current quarter were $60.4 million compared with $57.4 million in the previous quarter and $63.0 million in the second quarter a year ago. Non-GAAP operating margin was 23.4% for the second quarter, 17.5% in the previous quarter and 26.4% in the second quarter of 2014. GAAP operating margin was 23.4% for the second quarter, -2.6% in the previous quarter and 26.4% in the second quarter of 2014.

The Board of Directors of CAM declared a regular quarterly dividend of 15 cents per share payable on August 24, 2015 to shareholders of record on August 10, 2015.

The table below highlights certain GAAP and non-GAAP financial measures:

	Three Months Ended
	June 30,	March 31,	June 30,
	2015	2015	2014
(in millions)
Ending Assets Under Management	$24,432	$24,476	$25,755
Average Assets Under Management	$24,763	$23,677	$25,566
Net flows	$(122)	$556	$(1,072)

(in thousands, except earnings per share)
Total revenues	$60,351	$57,417	$63,005
Total operating expenses	$46,259	$58,922	$46,371
Operating income (loss)	$14,092	$(1,505)	$16,634
Non-GAAP operating income	$14,092	$10,039	$16,634
Operating margin	23.4%	(2.6%)	26.4%
Non-GAAP operating margin	23.4%	17.5%	26.4%
Net income attributable to CAM	$2,033	$101	$3,228
Non-GAAP net income attributable to CAM	$3,911	$3,137	$4,233
Diluted earnings per share	$0.11	$0.01	$0.17
Non-GAAP diluted earnings per share	$0.21	$0.17	$0.22

Business Commentary

Overall investment performance continues to improve across a number of key strategies.

We continue to solidify our presence as a manager of non-U.S. growth equity strategies with the ten-year anniversary of our international growth products. We also expanded our product breadth with the recent launch of a global convertible product, which garnered $24.8 million in net inflows during the second quarter.

Our newest closed-end fund, which was launched in March 2015, ended the quarter with $782 million of assets after the addition of leverage.

Calamos Investments LLC repurchased 369,894 shares of CAM’s common stock during the second quarter, for a total cost of $4.5 million.

Assets Under Management and Flows

Assets Under Management as of June 30, 2015 were $24.4 billion, a decrease of $44 million from the end of the first quarter.

•	For the quarter, net outflows were $122 million. Market appreciation was $78 million, driven primarily by equity strategies.

•	Fund net outflows were $311 million for the quarter, primarily driven by outflows from U.S. growth and alternative strategies, partially offset by $210 million raised from closed-end fund leverage.

•	For the second quarter of 2015, net inflows into separate accounts were $189 million, driven primarily by the U.S. growth strategy.

Financial Discussion

Operating Income

Second quarter 2015 revenues of $60.4 million decreased 4% from second quarter 2014 primarily due to a decrease in Average Assets Under Management. Total operating expenses for the second quarter were $46.3 million, a decrease of $112,000 from $46.4 million in the second quarter of 2014, primarily as a result of lower distribution expenses and marketing and sales promotion expenses, partially offset by higher compensation expense. Non-GAAP operating income was $14.1 million for the second quarter compared with $16.6 million in the second quarter of 2014 and non-GAAP operating margin was 23.4% for the second quarter compared with 26.4% for the second quarter of 2014. GAAP operating income and GAAP operating margin for both periods were the same as the respective non-GAAP measures.

Non-Operating Income

GAAP non-operating loss was $29,000 for the second quarter of 2015, as presented in Table B. Non-GAAP non-operating income, net of redeemable non-controlling interest in partnerships,3 was $0.5 million during the second quarter of 2015, as presented in Table B.

Income Taxes

CAM’s effective income tax rate was 38.2% for the second quarter of 2015 compared with 38.4% for the second quarter of 2014, as presented in Table D.

Financial Position

As of June 30, 2015, the corporate investment portfolio was $403.4 million, which included cash, cash equivalents, and investments that were principally comprised of investments in products that the company manages. The corporate investment portfolio is used to provide seed capital for new products, to maintain conservative levels of capital for the company’s regulated subsidiaries and to invest in other corporate strategic initiatives.

[3]	Management believes non-operating income, net of redeemable non-controlling interest in partnership investments provides comparability of this information among reporting periods and is an effective measure for reviewing the company’s non-operating contribution to its results.

As of June 30, 2015, total long-term debt was $46.0 million and total equity was $401.6 million.

Market Capitalization

As of June 30, 2015, CAM, representing the public shares outstanding, owns 22.2% of the operating company, Calamos Investments LLC, with the remaining 77.8% privately owned by Calamos Family Partners, Inc. Because of our ownership structure, reported market capitalization does not reflect the entire value of the company, but rather only the market capitalization pertaining to CAM’s 22.2% interest, which is publicly traded.

Investor Conference Call

Management will hold an investor conference call at 3:30 p.m. Central Time on Tuesday, July 28, 2015. To access the live call and view management’s presentation, visit the Investor Relations section of the company’s website at www.calamos.com/investors. Alternatively, participants may listen to the live call by dialing 877.876.9177 in the U.S. or Canada (785.424.1666 internationally), then entering conference ID #6517972. A replay of the call will be available for one week following the date of the call by dialing 888.203.1112 in the U.S. or Canada (719.457.0820 internationally), then entering conference ID #6517972. The webcast also will be available on the Investor Relations section of the company’s website at www.calamos.com/investors for at least 90 days following the date of the call.

Calamos Asset Management, Inc. (NASDAQ: CLMS) is a diversified global investment firm offering innovative investment strategies including equity, fixed income, convertible and alternative investments. The firm offers strategies through separately managed portfolios, mutual funds, closed-end funds, private funds, UCITS funds and an exchange traded fund. Clients include major corporations, pension funds, endowments, foundations and individuals, as well as the financial advisors and consultants who serve them. Headquartered in the Chicago metropolitan area, the firm also has offices in London and New York. For more information, visit www.calamos.com.

Forward-Looking Statements & Important Risk Disclosures

From time to time, information or statements provided by us, including those within this news release, may contain certain forward-looking statements relating to future events, future financial performance, strategies, expectations, the competitive environment and regulations. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. For a discussion concerning some of these and other risks, uncertainties and other important factors that could affect future results, see “Forward-Looking Information” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, where applicable, “Risk Factors” in our annual and quarterly reports filed with the U.S. Securities and Exchange Commission.

Performance data quoted represents past performance, which is no guarantee of future results. Current performance may be lower or higher than the performance quoted. The principal value and return of an investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost.

As a result of political or economic instability in foreign countries, there can be special risks associated with investing in foreign securities, including fluctuations in currency exchange rates, increased price volatility and difficulty obtaining information. In addition, emerging markets may present additional risk due to potential for greater economic and political instability in less developed countries.

Before investing carefully consider the fund’s investment objectives, risks, charges and expenses. Please see the prospectus and summary prospectus containing this and other information at www.calamos.com or call 1.800.582.6959. Read it carefully.

Calamos Asset Management, Inc.

Consolidated Condensed Statements of Operations

(in thousands, except share data)

(Unaudited)

	Three Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014
Revenues
Investment management fees	$48,962	$45,948	$49,697
Distribution and underwriting fees	10,747	10,847	12,642
Other	642	622	666

Total revenues	60,351	57,417	63,005
Expenses
Employee compensation and benefits[4]	21,848	24,874	19,730
Distribution expenses	10,489	10,517	12,307
Marketing and sales promotion[4]	4,330	13,405	4,666
General and administrative	9,592	10,126	9,668

Total operating expenses	46,259	58,922	46,371

Operating income (loss)	14,092	(1,505)	16,634
Non-operating income (loss)	(29)	5,007	9,004

Income before income tax provision	14,063	3,502	25,638
Income tax provision	1,275	465	2,046

Net income	12,788	3,037	23,592
Net (income) loss attributable to non-controlling interest in Calamos Investments LLC	(11,249)	112	(17,183)
Net (income) loss attributable to redeemable non-controlling interest in partnership investments	494	(3,048)	(3,181)

Net income attributable to CAM	$2,033	$101	$3,228

Earnings per share:
Basic	$0.11	$0.01	$0.18

Diluted	$0.11	$0.01	$0.17

Weighted average shares outstanding:
Basic	17,789,931	17,872,357	18,243,363

Diluted	18,635,798	18,699,641	19,048,456

Supplemental Information:
Non-GAAP net income attributable to CAM	$3,911	$3,137	$4,233

Non-GAAP diluted earnings per share	$0.21	$0.17	$0.22

[4]	For the three months ended March 31, 2015, closed-end fund launch expenses were comprised of $10.0 million of structuring fees payable to underwriters, included in marketing and sales promotion expenses, and $1.5 million of sales-based compensation. Closed-end fund launch expenses reduced diluted earnings per share by $0.08 for the three months ended March 31, 2015.

Calamos Asset Management, Inc.

Assets Under Management (excluding Assets Under Advisement)

(in millions)

(Unaudited)

	Three Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014
Open-end Funds
Beginning Assets Under Management	$14,334	$14,790	$16,009
Sales	575	724	947
Redemptions	(1,148)	(1,498)	(1,328)
Market appreciation	102	318	444

Ending Assets Under Management	13,863	14,334	16,072

Average Assets Under Management	14,253	14,557	15,835

Closed-end Funds
Beginning Assets Under Management	6,758	6,211	6,337
Sales	262	533	44
Market appreciation (depreciation)	(43)	14	130

Ending Assets Under Management	6,977	6,758	6,511

Average Assets Under Management	7,027	6,239	6,329

Institutional Accounts
Beginning Assets Under Management	2,406	1,576	2,757
Sales	302	851	64
Redemptions	(146)	(82)	(704)
Market appreciation	21	61	78

Ending Assets Under Management	2,583	2,406	2,195

Average Assets Under Management	2,491	1,920	2,392

Managed Accounts
Beginning Assets Under Management	978	929	1,044
Sales	65	76	22
Redemptions	(32)	(48)	(117)
Market appreciation (depreciation)	(2)	21	28

Ending Assets Under Management	1,009	978	977

Average Assets Under Management	992	961	1,010

Total Assets Under Management
Beginning Assets Under Management	24,476	23,506	26,147
Sales	1,204	2,184	1,077
Redemptions	(1,326)	(1,628)	(2,149)
Market appreciation	78	414	680

Ending Assets Under Management	$24,432	$24,476	$25,755

Average Assets Under Management	$24,763	$23,677	$25,566

Ending Assets Under Management by Strategy
U.S. Growth	$7,954	$7,930	$8,522
Value	127	104	162
Global Growth	2,962	3,024	3,437
Convertible	2,118	2,217	2,430
Fixed Income/High Yield	232	266	469
Alternative	4,062	4,177	4,224
Multi-Strategy (Closed-end Funds)	6,977	6,758	6,511

Ending Assets Under Management	$24,432	$24,476	$25,755

Table A

Calamos Asset Management, Inc.

Reconciliation of GAAP to Non-GAAP Operating Margin and Diluted Earnings per Share

(in thousands, except share data)

(Unaudited)

	Three Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014

Operating income (loss) (GAAP)	$14,092	$(1,505)	$16,634
Adjustment:
Closed-end fund launch expenses	—	11,544	—

Non-GAAP operating income	$14,092	$10,039	$16,634

Total revenues	$60,351	$57,417	$63,005

Operating margin (GAAP)	23.4%	(2.6%)	26.4%
Non-GAAP operating margin	23.4%	17.5%	26.4%

Net income attributable to CAM (GAAP)	$2,033	$101	$3,228
Adjustments:
Deferred tax amortization on intangible assets	1,979	1,979	1,979
Closed-end fund launch expenses, net of taxes[5]	—	1,615	—
Non-operating income, net of taxes	(101)	(558)	(974)

Non-GAAP net income attributable to CAM	$3,911	$3,137	$4,233

Diluted - Weighted average shares outstanding	18,635,798	18,699,641	19,048,456

Diluted earnings per share (GAAP)	$0.11	$0.01	$0.17
Non-GAAP diluted earnings per share	$0.21	$0.17	$0.22

[5]	Closed-end fund launch expenses are shown net of the non-controlling interest in Calamos Investments LLC and income taxes.

Table A – Notes

Calamos Asset Management, Inc.

Notes to Reconciliation of GAAP to Non-GAAP

The company provides investors with certain adjusted, non-GAAP financial measures including non-GAAP operating income, non-GAAP operating margin, non-GAAP net income attributable to CAM and non-GAAP diluted earnings per share. These non-GAAP financial measures are provided to supplement the consolidated financial statements presented on a GAAP basis. These non-GAAP financial measures adjust GAAP financial measures to include the tax benefit from the amortization of deferred taxes on intangible assets and to exclude closed-end fund launch expenses, net of taxes, and CAM’s non-operating income, net of taxes. The company believes these adjustments are appropriate to enhance an overall understanding of operating financial performance, as well as to facilitate comparisons with historical earnings results. These adjustments to the company’s GAAP results are made with the intent of providing investors a more complete understanding of the company’s underlying earnings results and trends and marketplace performance. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis of managing our business.

The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in Table A.

Non-GAAP operating income is calculated by adjusting for the closed-end fund launch expenses from GAAP operating income. Non-GAAP operating margin is calculated by dividing non-GAAP operating income by total revenues.

Non-GAAP net income attributable to CAM is calculated by adjusting the following items from GAAP net income attributable to CAM:

(i) amortization of deferred taxes on intangible assets associated with the election under section 754 of the Internal Revenue Code of 1986, as amended (Section 754 election);

(ii) closed-end fund launch expenses, net of taxes; and

(iii) non-operating income, net of taxes.

Non-GAAP diluted earnings per share is calculated by dividing Non-GAAP net income attributable to CAM by diluted weighted average shares outstanding.

The deferred tax assets from the Section 754 election allows for a quarterly reduction of approximately $2.0 million in future income taxes owed by the company through 2019, to the extent that a tax payable exists during the quarter. As a result, this cash savings has accrued solely for the benefit of the shareholders of the company’s common stock. The company believes that adjusting this item from the calculation of the above non-GAAP items can be a useful measure in allowing investors to see the company’s performance. Closed-end fund launch expenses, net of taxes are excluded because revenue associated with these expenses will not fully impact results until future periods. Non-operating income is excluded from the above non-GAAP items as it can distort comparisons between periods. As noted above, the company believes that measures excluding these items are useful in analyzing operating trends and allowing for more comparability between periods, which may be useful to investors.

The company believes that non-GAAP operating income, non-GAAP operating margin, non-GAAP net income attributable to CAM and non-GAAP diluted earnings per share are useful measures of performance and may be useful to investors, because they provide measures of the company’s core business activities adjusting for items that are non-cash and costs that may distort comparisons between periods. These measures are provided in addition to the company’s operating income, operating margin, net income attributable to CAM and diluted earnings per share calculated under GAAP, but are not substitutes for those calculations.

Table B

Calamos Asset Management, Inc.

Non-Operating Income, Net of Redeemable Non-Controlling Interest in Partnership Investments

(in thousands)

(Unaudited)

	Three Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014

Interest income	$45	$44	$50
Interest expense	(766)	(774)	(1,510)

Net interest expense	(721)	(730)	(1,460)

Investment income	540	5,753	10,259
Miscellaneous other income (loss)	152	(16)	205

Investment and other income	692	5,737	10,464

Non-operating income (loss) (GAAP)	(29)	5,007	9,004

Net (income) loss attributable to redeemable non-controlling interest in partnership investments	494	(3,048)	(3,181)

Non-GAAP non-operating income, net of redeemable non-controlling interest in partnership investments	$465	$1,959	$5,823

Table C

Calamos Asset Management, Inc.

Summary of Corporate Investment Portfolio Returns

(in thousands)

(Unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2015	2015	2014
Returns reflected in earnings
Investment income	$540	$5,753	$10,259
Net (income) loss attributable to redeemable non-controlling interest in partnership investments	494	(3,048)	(3,181)

Returns reflected in equity
Net unrealized gain reported in equity, inclusive of non-controlling interest	1,382	8,163	3,342

Total corporate investment portfolio returns	$2,416	$10,868	$10,420

Average corporate portfolio	$313,983	$328,624	$386,932

Total corporate investment portfolio returns	0.8%	3.3%	2.7%

Table D

Calamos Asset Management, Inc.

Effective Income Tax Rate

(in thousands)

(Unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2015	2015	2014

Income tax provision	$1,275	$465	$2,046
Income tax provision attributable to non-controlling interest in Calamos Investments LLC	(17)	(14)	(34)

Income tax provision attributable to CAM	1,258	451	2,012

Net income attributable to CAM	2,033	101	3,228

Income before taxes attributable to CAM	$3,291	$552	$5,240

CAM’s effective income tax rate[6]	38.2%	81.7%	38.4%

Source: Calamos Asset Management, Inc.

# # #

[6]	The income tax provision for the three months ended March 31, 2015 includes an increase of $238,000 in expense related to expired options. Excluding this item, CAM’s effective tax rate would be 38.6% for the three months ended March 31, 2015.